                             Exhibit Index at page 5

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 25, 2004

                               GENESEE CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         NEW YORK                        0-1653               16-0445920
----------------------------          ------------    --------------------------
(State or other Jurisdiction          (Commission           (IRS Employer
     of Incorporation)                File Number)        Identification No.)

600 Powers Building, 16 West Main Street, Rochester, New York          14614
---------------------------------------------------------------    -------------
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code: (585) 454-1250

Item 2. Acquisition or Disposition of Assets

         SALE OF SUBORDINATED NOTE RECEIVABLE

         On May 25, 2004 GBC Liquidating Corp. (formerly The Genesee Brewing Co., Inc.) a wholly-owned subsidiary of Genesee Corporation, sold its subordinated note receivable (the "Note") from High Falls Brewing Company, LLC ("High Falls") to a third party for $1,000,000. In accordance with liquidation based accounting the Note was last valued, based on the fair market value of publicly-traded debt instruments of similar quality, at $1,100,000 in the Corporation's Form 10-Q for the fiscal quarter ended January 31, 2004. The Note had been in default since December 2002, when High Falls missed a $1,000,000 principal payment, and continued to be in default as the December 2003 $3,000,000 principal payment, and March 2004 interest payment were missed as well. As of the date of the Note sale, approximately $300,000 of interest had accrued on the Note, which has been written off by the Corporation. However, High Falls agreed to pay the Corporation $100,000 if, prior to April 30, 2006, certain conditions are satisfied and High Falls' senior creditors consent to the payment.

         A party to the December 2000 brewery sale claims that the Corporation has received approximately $120,000 in interest payments from High Falls, which should have been paid to it, as a creditor of High Falls that is senior to the Corporation. High Falls' senior creditors have imposed a number of conditions which, if satisfied by July 31, 2004, would result in this claim being resolved by High Falls paying the $120,000 claimed by the creditor that is senior to the Corporation, and High Falls has agreed to reimburse the Corporation in the event the Corporation makes this payment.

         The sale of the Note, with the exception of the possible receipt of $100,000 and the possible payment of $120,000 mentioned above, completes the sale of the Corporation's brewing business, which was effected in December 2000.

         See Item 7(c) that refers to an Index of Exhibits related to this transaction that are filed with this Current Report.

Item 5. Other Events.

         PARTIAL LIQUIDATING DISTRIBUTION

         The Corporation's Board of Directors has declared a partial liquidating distribution in the amount of $1.50 per outstanding share of the Corporation's Class A and Class B common stock. Shareholders of record on June 11, 2004 are entitled to receive this distribution, which is payable on June 18, 2004. This is the eighth partial liquidating distribution paid to shareholders under the Corporation's Plan of Liquidation and Dissolution and brings the Corporation's total liquidating distributions to $65,289,000, or $39.00 per share.

         GENESEE CORPORATION GOVERNANCE

         The Corporation no longer has any employees. Effective May 31, 2004, all Genesee Corporation and subsidiaries Directors, with the exception of Stephen B. Ashley, will resign. Also effective May 31, 2004, all Genesee Corporation officers, with the exception of Steven M. Morse, will resign. Going forward Mr. Ashley and Mr. Morse will continue to lead the Corporation towards the conclusion of its Plan of Liquidation and Dissolution.

Item 7(c). Exhibits

         The Exhibit Index attached hereto is incorporated in this Item 7(c) as if fully set forth herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Genesee Corporation

Date: June 2, 2004                     By /s/ Steven M. Morse
                                         ----------------------------
                                       Steven M. Morse, Vice President and Chief
                                       Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER                         DOCUMENT DESCRIPTION                                PAGE
--------------                         --------------------                                ----
EXHIBIT 10-1       AGREEMENT DATED MAY 25, 2004 BETWEEN HIGH FALLS
                   BREWING COMPANY, LLC AND GBC LIQUIDATING CORP.                            6

EXHIBIT 10-2       BILL OF SALE DATED MAY 25, 2004 BETWEEN GBC
                   LIQUIDATING CORP. AND ST. PAUL ASSOCIATES, LLC                           11

EXHIBIT 10-3       GENERAL RELEASE DATED MAY 25, 2004 FROM GBC
                   LIQUIDATING CORP. TO HIGH FALLS BREWING COMPANY, LLC                     15

EXHIBIT 10-4       LETTER AGREEMENT DATED MAY 25, 2004 BETWEEN ST. PAUL
                   ASSOCIATES, LLC AND HIGH FALLS BREWING COMPANY, LLC                      19

EXHIBIT 10-5       GENERAL RELEASE DATED MAY 25, 2004 FROM HIGH FALLS
                   BREWING COMPANY, LLC TO GBC LIQUIDATING CORP.                            22

EXHIBIT 10-6       NOTE PURCHASE AGREEMENT DATED MAY 25, 2004 BETWEEN
                   GBC LIQUIDATING CORP. AND ST. PAUL ASSOCIATES, LLC                       25

EXHIBIT 10-7       AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE
                   DATED MAY 25, 2004 FROM HIGH FALLS BREWING COMPANY, LLC TO GBC
                   LIQUIDATING CORP.                                                        37

EXHIBIT 10-8       BUYER'S CERTIFICATE DATED MAY 25, 2004 FROM ST. PAUL
                   ASSOCIATES, LLC                                                          45

EXHIBIT 10-9       ASSUMPTION OF INTERCREDITOR AGREEMENT DATED MAY 25,
                   2004 AMONG HIGH FALLS BREWING COMPANY, LLC, MANUFACTURERS &
                   TRADERS TRUST COMPANY, CEPHAS CAPITAL PARTNERS, LP AND
                   GBC LIQUIDATING CORP.                                                    47

EXHIBIT 10-10      GENERAL RELEASE DATED MAY 21, 2004 FROM MANUFACTURERS AND
                   TRADERS TRUST COMPANY TO GBC LIQUIDATING CORP.                           50

EXHIBIT 10-11      GENERAL RELEASE DATED MAY 21, 2004 FROM CEPHAS CAPITAL PARTNERS,
                   LP TO GBC LIQUIDATING CORP.                                              52

EXHIBIT 10-12      LETTER DATED MAY 11, 2004 FROM MANUFACTURERS AND TRADERS TRUST
                   COMPANY TO HIGH FALLS BREWING COMPANY, LLC                               54

EXHIBIT 10-13      CLOSING CERTIFICATE DATED MAY 24, 2004 FROM GBC LIQUIDATING CORP.        55